1 Ally Financial Inc. - Auto Lending and Risk Management Ally Financial Inc. Auto Lending and Risk Management August 4, 2016

2 Ally Financial Inc. - Auto Lending and Risk Management Forward-Looking Statements and Additional Information The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. In the presentation that follows and related comments by Ally Financial Inc. (“Ally”) management, the use of the words “expect,” “anticipate,” “estimate,” “forecast,” “initiative,” “objective,” “plan,” “goal,” “project,” “outlook,” “priorities,” “target,” “explore,” “positions,” “intend,” “evaluate,” “pursue,” “seek,” “may,” “would, ” “could, ” “should, ” “believe, ” “potential, ” “continue,” or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally’s actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors (“GM”), and Ally and Chrysler Group LLC (“Chrysler”); our ability to maintain relationships with automotive dealers; our ability to realize the anticipated benefits associated with being a financial holding company, and the significant regulation and restrictions that we are now subject to; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of Ally, Chrysler, or GM; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III). Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Certain non-GAAP measures are provided in this presentation which are important to the reader of the Consolidated Financial Statements but should be supplemental and not a substitute for primary U.S. GAAP measures. Reconciliation of non-GAAP financial measures are included within this presentation. Use of the term “loans” describes products associated with direct and indirect lending activities of Ally’s operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term “originate” refers to Ally’s purchase, acquisition or direct origination of various “loan” products.

3 Ally Financial Inc. - Auto Lending and Risk Management Key Messages  Ally has a competitively advantaged business model for optimizing origination of assets, capital allocation and risk-adjusted returns(1)  Deliberate adjustments made to our origination strategy to successfully capture better risk-adjusted returns(1) − Key driver of Ally’s ROE trajectory  Expect solid performance through all business cycles − Moderate volatility of auto loans − Robust risk management practices embedded across the company − Strong feedback loop  Ally executing “self-help” drivers for strong future EPS growth (1) Risk-adjusted returns or estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. There is no comparable GAAP measure as the yield and loss components are both estimates. See page 25 for calculation methodology and details.

4 Ally Financial Inc. - Auto Lending and Risk Management Prime, Secured Balance Sheet • Dedicated to sound risk management and robust governance - Significant improvements post crisis and becoming a Fed regulated entity • 13 Retail Auto guardrails (limits), including 9 explicit guardrails against layered risk • Portfolio consists of predominately prime, short duration, secured consumer and commercial loans Asset Class Portfolio (6/30/16) 2Q 2016 NCL% 2Q 2016 NCL $ Primary Drivers Retail Auto $63B 94 bps $148MM Credit mix, used vehicle prices, employment and consumer health Commercial Auto $35B 0 bps $0MM Dealer health, collateral strength Mortgage $11B 14 bps $4MM Credit mix, home prices, employment and consumer health Corporate Finance $3B (7) bps $0MM Economy and collateral position Total Loan Portfolio $113B 54 bps $152MM Memo: Lease $14B 0 bps $0MM Residual setting and used vehicle prices Note: Net Credit Loss (“NCL”)

5 Ally Financial Inc. - Auto Lending and Risk Management Competitively-Advantaged Auto Finance Business Relentless Ally for our Dealers; Dealers are Relentless Allies for us − Strong dealer-client relationships with over 18,000 active retail relationships − Superior service model with significant scale and technology benefits − Delivered by automotive experts in local markets − Full suite of valuable capabilities to provide point of sale financing of vehicles − Full-spectrum credit provider as critical core competency (maximizes dealer relationship) P • Improving risk-adjusted returns(1) − Better yields while only marginally increasing expected losses (cost of credit) − 48 bps improvement YoY in estimated risk-adjusted retail auto yields(1) for YTD 2016 P Experts at assessing risk and translating into cost of credit − Data is collected and analyzed for expected loss at a 99% accuracy(2) − Benefit of decisioning approximately 10 million applications per year − Residual and remarketing team uses over 100 million data points for used vehicle values for severity estimates (key differentiator) − Granular performance monitoring of payments; SmartAuction for used vehicle values P (1) Risk-adjusted returns or estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure. See page 25 for calculation methodology and details. (2) Based on 2013-2015 auto originations. See page 14 for more details.

6 Ally Financial Inc. - Auto Lending and Risk Management Improving Business Results Through Diversification • Successfully transitioned from GM and Chrysler exclusive subvention contracts - Business is won at the dealer level from 18,000 active retail relationships - 37% of originations from outside GM and Chrysler • 40%+ Used business dramatically reduces sensitivity to new vehicle sales • Lease decline reduces volatility to used vehicle prices See page 26 for definitions Ally’s transformation has resulted in a diversified business across channel and segment Consumer Auto Originations 49% 21% 34% 22% 9% 7% 28% 32% 5% 13% 9% 25% 44% 2006 2012 YTD 2016 New Exclusive Subvented Lease New GM & Chrysler New Growth Used

7 Ally Financial Inc. - Auto Lending and Risk Management Full Spectrum & Higher Quality = Lower Volatility • Ally, JPM, WFC, BBT and COF originate across the full spectrum but with a focus on higher credit quality - Long history of balancing risk-reward trade-offs over the credit cycles - Produces lower volatility in credit and financial performance • Not shown in Ally stats below is the very low risk (0 bps of loss) $35 billion commercial auto lending business, which further reduces the volatility of results Retail Auto Net Charge-off Rate Peer Comparison Source: Company filings (1) BBT net charge-off rate (NCO%) is the 2Q 2016 NCO% from earnings release materials (2) GMF NCO% represents North America operations 2015 Retail auto net charge-off rates 0.23% 0.38% 0.72% 0.95% 1.5% 1.69% 2.6% 6.4% 7.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% HBAN JPM WFC ALLY BBT COF GMF CPSS SC (2) (1)

Prudently Increasing Overall Returns on Originations

- **Increased originated yields[1] 57 bps YoY, while adding 8 bps of expected loss (NAALR)[2] for a net improvement of 48 bps**
- **Generating higher revenues, adjusted for risk, and utilizing less capital**

Originated Risk-Adjusted Yields

Retail Auto Originations

YTD 2016						
Volume ($ billions)	% Total	Credit Tier	Average FICO	Originated yield[1]	NAALR[2]	Risk-adjusted Yield[3]
$5.2	31%	S	757	3.15%	0.13%	3.01%
7.2	43%	A	668	5.36%	0.79%	4.57%
3.3	20%	B	641	8.96%	2.61%	6.36%
0.9	5%	C	606	13.12%	5.14%	7.98%
$16.7	**100%**	Total[5]	**685**	**5.84%**	**1.20%**	**4.63%**

YTD 2015						
Volume ($ billions)	% Total	Credit Tier	Average FICO	Originated yield[1]	NAALR[2]	Risk-adjusted Yield[3]
$6.1	34%	S	752	2.76%	0.15%	2.60%
6.9	38%	A	674	4.67%	0.81%	3.85%
3.6	20%	B	636	8.13%	2.21%	5.92%
1.2	7%	C	600	11.86%	3.82%	8.04%
$18.0	**100%**	Total[5]	**686**	**5.27%**	**1.12%**	**4.15%**
			YoY Δ	**0.57%**	**0.08%**	**0.48%**[4]

(1) Originated yield represents the estimated average annualized yield for loans originated during the period, using yield expectations at origination
(2) Estimated net average annualized loss rate ("NAALR") on originations at the time of booking
(3) Risk-adjusted returns or estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure. See page 25 for calculation methodology and details.
(4) Note numbers may not foot due to rounding
(5) Includes D and E tier which represent <1% of retail auto originations

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Ally Financial Inc. - Auto Lending and Risk Management

9 Ally Financial Inc. - Auto Lending and Risk Management Retail Portfolio Yield % 5.26% 5.24% 5.26% 5.31% 5.47% 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 5.84% Yield(1) on YTD 2016 Originations View of Increased Yields • Improving retail auto yields driven by: - Better yielding originations - Loan sales of low yielding loans  Receiving ongoing servicing fees • Origination yields(1) impact future revenues quickly (portfolio turns ~2.5 years) - 2016 vintage will account for approximately 40% of 2017 revenues - 2016 and 2017 vintages will account for over 60% of 2017 revenues Higher Revenue from Higher Yields Retail Auto Portfolio Yield Migration (1) Originated yield represents the estimated average annualized yield for loans originated during the period, using yield expectations at origination. See page 25 for more details. Note: Interest income generation based on average assets Retail auto portfolio yield includes fair value adjustments for loans in hedge accounting relationship Retail Auto Interest Income Generation by Vintage ($MM) $186 $156 $130 $107 $85 $163 $143 $126 $108 $92 $266 $236 $213 $187 $163 $184 $299 $398 $394 $347 $71 $189 $799 $834 $866 $866 $877 2Q '15 3Q '15 4Q '15 1Q '16 2Q '16 <=2012 2013 2014 2015 2016 23% 33% 20% 23% 40% 19% 10% 10% 22%

10 Ally Financial Inc. - Auto Lending and Risk Management Current NAALR(2) 2012 2013 2014 2015 YTD 2016 Booked NAALR(1) 0.91% 1.00% 1.00% 1.11% 1.20% % Super Prime (FICO 740+) 33% 29% 29% 23% 20% % Nonprime (FICO <620) 11% 12% 11% 14% 12% 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% <.2% .2-1% 1-3% 3-5% 5%+ % of To tal R eta il O rig ina tio ns View of Increased NAALR • Ally’s expected losses on newer vintages (NAALR)(1) has been increasing due to deliberate origination strategy - Decrease in super prime originations due to low, commoditized returns - Increase in near prime, with high value to clients and good risk-adjusted returns - Modest changes in nonprime originations which continue to represent less than 15% Cost of Credit Distribution Over time, NCO rate drifts closer to NAALR(1) as older vintages run-off and newer vintages make up a bigger portion of current losses Retail Auto Annual Net charge-off rate vs. NAALR(1) YTD 2016 NAALR(1) 0.72% 0.87% 0.95% 1.00% 1.00% 1.11% 1.20% 2013 2014 2015 NCO % NAALR (1) (1) Estimated net average annualized loss rate (“NAALR”) on originations at the time of booking (2) Current NAALR restates historical vintages using most recent version of loss model

11 Ally Financial Inc. - Auto Lending and Risk Management Scale Positions Ally for Success • Large diversified lender - Ally buys loans from over 18,000 dealers - Represent a very broad range of the US consumer • Technology enabled for access, speed and efficient delivery at point of sale - Anywhere, anytime, any means (digital and in-person) service model • Positions Ally service professionals to deliver expert-level service to the Auto Retailing industry We buy loans from dealers in all 50 states Diversified across the credit spectrum (1) Unscored is primarily business customers originated by the Commercial Services Group (CSG). Average annualized credit losses of 40-45 bps on CSG loans. ~900k applications per month Number of Dealers per State (as of 6/30/16) 2Q 2016 Retail Auto Originations New 13% Used 8% New 19% Used 18% New 12% Used 14% New 5% Used 7% New 4% Near Prime 26% Prime 37% Super Prime 21% CSG (1) 6% Non Prime 11%

12 Ally Financial Inc. - Auto Lending and Risk Management Risk Management Philosophy and Process Risk & Pricing Models Source Applications Credit / Risk Models Credit Decision Feedback Loop • Retail / Lease • Term • New / Used • Other • Credit Bureau Information • LTV • PTI • Other Approval / Qualify / Decline Risk Ranking / Custom Score Pricing • Detailed segment review by vintage • Dealer and geography review • Track versus expectations • Monitor exceptions (~30% Automatic Decision) (~16,000+ Price Points) Analyze a borrower’s willingness and ability to repay loan

13 Ally Financial Inc. - Auto Lending and Risk Management • Employment and other consumer health metrics: − Losses impacted by unexpected life events: job loss, medical bills, divorce, etc. − Borrowers typically work to keep their vehicle if they maintain employment − Losses also affected by levels of consumer leverage • Used vehicle prices: − Drives recoveries and loss severity  Ally SmartAuction reduces recovery time and enhances proceeds − More impactful for higher loss frequency portfolios (i.e., subprime) • Portfolio mix across multiple dimensions: − Ally’s losses have been increasing predominately due to purposeful shifts in average portfolio mix − Borrower attributes, such as credit bureau data, as well as transaction structure are important predictors of loss Determining Cost of Credit • Cost of credit (NAALR)(1) is a key driver of pricing decisions • Three primary factors drive NAALR(1): Portfolio Mix Vehicle Prices Economic & Consumer Backdrop (1) Estimated net average annualized loss rate (“NAALR”) on originations at the time of booking

14 Ally Financial Inc. - Auto Lending and Risk Management 2013 - 2015 Vintage Performance 1/1/2013 2/1/2013 3/1/2013 4/1/2013 5/1/2013 6/1/2013 7/1/2013 8/1/2013 9/1/2013 10/1/2013 11/1/2013 12/1/2013 1/1/2014 2/1/2014 3/1/2014 4/1/2014 5/1/2014 6/1/2014 7/1/2014 8/1/2014 9/1/2014 10/1/2014 11/1/2014 12/1/2014 1/1/2015 2/1/2015 3/1/2015 4/1/2015 5/1/2015 6/1/2015 7/1/2015 8/1/2015 9/1/2015 0.0% 0.3% 0.5% 0.8% 1.0% 1.3% 1.5% 1.8% 2.0% 2.3% 2.5% 2.8% 3.0% 0 2 4 6 8 10 12 14 16 18 20 22 24 26 28 30 32 34 36 38 40 42 44 46 48 50 52 54 56 58 60 62 64 66 68 70 72 Priced Loss Expectation Restated based on actual performance thru June 2016 Are We Able to Predict Losses? • Recent vintages have performed at 99% of priced expectations on average - Granular portfolio underwriting - Strong servicing - Continual monitoring and feedback Predictable, Granular Asset Class Months on book: Dashed black line Average of actual and forecasted loss performance (i.e., as of June 2016, a June 2013 origination has been on book for 36 months of actual performance and includes 6 months of forecasted performance, a June 2014 origination has been on book for 24 months and includes 18 months of forecasted performance) Dashed grey line Forecasted loss performance (i.e., as of June 2016, no actual loss performance exists for any origination from January 2013 forward) 2013-2015 vintages have performed at 99% of priced loss expectations (i.e., dashed black line tracking with solid blue line) L if e ti m e L o ss P e rf o rm a n c e Note: Forecasted loss performance is revised lifetime loss and therefore does not represent a current GAAP loss measure or an annualized loss expectation.

Optimizing Risk-Adjusted Yields(3)

- **Proactive and deliberate portfolio management**
  - Higher yields (due to mix, pricing actions, risk adjustments, etc.) have more than offset higher expected loss rates, even if losses increase beyond expectations
  - We price loans to remain profitable over the life of the loan - even in a Great Recession type stress

Estimated Risk-Adjusted Retail Auto Yield(3)



Priced Loss Expectation
80% Priced Loss Expectation
125% Priced Loss Expectation
150% Priced Loss Expectation
Priced Loss Expectation (Avg. 2014-2015)
6.00%
5.50%
5.00%
4.50%
4.00%
3.50%
3.00%
Jan-12
Mar-12
May-12
Jul-12
Sep-12
Nov-12
Jan-13
Mar-13
May-13
Jul-13
Sep-13
Nov-13
Jan-14
Mar-14
May-14
Jul-14
Sep-14
Nov-14
Jan-15
Mar-15
May-15
Jul-15
Sep-15
Nov-15
Jan-16
Mar-16
May-16
2Q 16
4.60%

	2Q 16	2Q 15
Originated yield(1)	5.83%	5.28%
Priced NAALR(2)	-1.24%	-1.12%
Risk-adjusted yield(3)	**4.60%**	**4.16%**
125% Priced NAALR(2)	-1.54%	
Pro forma Risk-adjusted yield(3)	**4.29%**	

1.25x higher than expected losses still provide higher risk-adjusted returns(3) vs. prior year

(1) Originated yield represents the estimated average annualized yield for loans originated during the period, using yield expectations at origination

(2) Estimated net average annualized loss rate ("NAALR") on originations at the time of booking

(3) Risk-adjusted returns or estimated risk-adjusted retail auto yield is a forward-looking non-GAAP financial measure. See page 25 for calculation methodology and details.

15

Ally Financial Inc. - Auto Lending and Risk Management

16 Ally Financial Inc. - Auto Lending and Risk Management • Ally analyzes its portfolio segments across multiple economic scenarios - Having a wide range of scenarios provides insight to help pricing and underwriting decisions • Portfolio as a whole will be less volatile than any given vintage - That is, older vintages have already passed peak losses (i.e., typically 12-36 months on book) Portfolio Sensitivity to Stress Percent Change in Remaining Lifetime Net Loss (for current outstanding portfolio relative to baseline expectations) For additional details on the various stress scenarios please see page 25 The % change is representative of Ally’s current outstanding portfolio being stressed in a given economic scenario and the projected lifetime net loss impact 0% 5% 10% 15% 20% 25% 30% 35% 40% Weaker Growth Mild Recession No Growth Adverse Severely Adverse

17 Ally Financial Inc. - Auto Lending and Risk Management Focus on avoiding layered risk • Board established origination guardrails and tighter underwriting parameters - 84 month only available to Ally’s top three credit tiers (S/A/B; 708 WA FICO) - Also, more stringent max vehicle age, mileage, LTV, PTI, and minimum FICO • Pricing model assumes incremental loss on 84 month loan vs. 72 month • Average life of 84 month loan not significantly different than 72 month • Asset quality in line with expectations How Does Ally Consider Longer Term Loans? While the auto industry has been migrating to longer terms, Ally places tighter policy parameters on extended term loans to mitigate risk After testing for ~3 years, Ally rolled out an 84 month loan product nationally in February 2015 2011 2012 2013 2014 2015 Product was designed and approved by Ally’s New Product Committee in Oct. Starting in Feb., product tested in 21 states Ongoing assessment of market reception and credit performance Expanded to 10 more states in Dec. National rollout in Feb. after Ally BOD review and portfolio limits established

18 Ally Financial Inc. - Auto Lending and Risk Management Collateral Protection Example LTV Drivers at Origination • Ally is first and foremost a secured lender • Ally is solely lending to facilitate a vehicle purchase – no cash out financing • LTVs over 100% are typically driven by financing tax, title and license and certain insurance products (e.g., extended warranty) - Unused portion of warranty is rebated to lender upon default (i.e., financed but represents limited economic exposure) • New vehicle original LTVs are typically lower given significant upfront depreciation Note: Loan-to-value (“LTV”) Ally lends against wholesale value and not sales price or retail value (i.e., lower denominator for LTV calculation) 100% 105% 5% -14% 14% Wholesale Value Dealer Profit Cash Down, Trade-in Equity, Rebates Tax, Title, License Vehicle Protection products LTV

19 Ally Financial Inc. - Auto Lending and Risk Management ~45% of the outstanding balance at year-end is made up of current year originations % of Retail Auto Outstandings by Origination Year 5% 4% 3% 2% 1% 1% 13% 10% 9% 7% 6% 4% 3% 25% 21% 18% 16% 13% 10% 9% 7% 6% 34% 30% 27% 23% 19% 16% 14% 12% 10% 24% 35% 43% 38% 33% 27% 24% 21% 18% 14% 28% 41% 49% 44% 39% 13% 25% 2Q 14 3Q 14 4Q 14 1Q 15 2Q 15 3Q 15 4Q 15 1Q 16 2Q 16 2010 & prior 2011 2012 2013 2014 2015 2016 Monitoring Risk – Constant Feedback Loop • Very granular monitoring of vintage performance • Early performance indicators are predictive of vintage cumulative losses • Various mechanisms for monitoring risk: − Robust Quality Control / Quality Assurance − Early payment delinquency indicators − Monitor composition of new bookings − Dealer monitoring − Robust Governance  Monthly Automotive Risk Committee  New Product Committee  Reporting to Board Risk Committee − Daily Collections / Servicing metrics − Loan Review and Internal Audit We reprice risk assumptions and adjust underwriting on a continual basis Short Duration Asset = Quick Portfolio Turn Origination Year Based on end-of-period balances

20 Ally Financial Inc. - Auto Lending and Risk Management How Auto Lending Differs from the Mortgage Bubble • Borrowers do not buy a vehicle as a speculative investment and understand it is a depreciating asset • Ally’s policy is to finance borrowers so they can buy an affordable vehicle to utilize as part of their lifestyle and livelihood (i.e., transportation to their job) • Franchised dealers are the primary channel for obtaining loans − Ally has had relationships for decades with many dealers − Dealers maintaining access to financing partners are critical to staying in business • Collateral values are more homogenous and verified by independent third parties (e.g., Dealer Invoice, NADA or Kelly Blue Book) Crisis Era Problem Mortgage Lending Ally's Auto Lending Collateral value Assumed to appreciate Assumed to significantly decline N gative amortization Yes No In erest nly periods Yes No Cash out refinance Yes No Ease of enforcing collateral Difficult / Lengthy Average 8-10 day turnaround Lending philosophy Originate-to-sell Originate-to-hold Purchase rationale Sometimes speculative investment Utility / transportation

21 Ally Financial Inc. - Auto Lending and Risk Management Ally Index Average Used Price Change YoY (2Q 2016 vs 2Q 2015) -4% 1% -2% -8% -4% 0% 4% Cars Trucks / SUV Total Lease Dynamics • Competitive advantage in assessing vehicle prices - In-house team of experts and proprietary index - SmartAuction • A 5% annual decline in used vehicle prices is already incorporated into our residuals and NAALR forecasts • Ally’s lease portfolio and sensitivity to used vehicle residual prices is declining (1% ∆ in proceeds below): - 2016 - 2017: $40-50 million annual lease gains - 2018: ~$20 million annual lease gains Lease Portfolio Balance Vehicle Segment Value YoY Change Per Unit Lease Gains ($ billions) $20 $16 $14 $12 $8 Ally outstanding lease mix: • 64% SUV / Truck • 36% Car $705 $1,067 $1,686 $1,611 $979 $700 $1,126 0 10,000 20,000 30,000 40,000 50,000 60,000 70,000 80,000 90,000 4Q14 1Q15 2Q15 3Q15 4Q15 1Q16 2Q16 Termination Units Net Accounting Gains

22 Ally Financial Inc. - Auto Lending and Risk Management How will Ally drive EPS growth through a cycle? • Strongest players with expertise and scale can typically drive pricing • Participate across the spectrum to identify best risk return in both new and used vehicle lending • Ally has the benefit of several “self help” strategies for delivering EPS growth Capital Optimization Deposit Growth Product Expansion • Optimizing size and returns of auto finance business • Increased focus given capital deployment alternatives • Deposits continue to grow at a steady pace • Still have over $55 billion of capital markets funding that could be replaced over time • Thoughtful and gradual expansion of customer products • Strengthens franchise, creates stickier relationships and drives incremental diversification and revenue

23 Ally Financial Inc. - Auto Lending and Risk Management How is EPS impacted by various drivers? • Multiple variables outside of retail credit losses can impact EPS • Based on current auto originations, yield is expected to increase significantly more than losses Illustrative Annual EPS Impact Note: Assumes $63 billion of retail auto loans, 450 million average shares outstanding, deposit rate of 1.11% and unsecured funding rate of 4.8% (1) Based on 2017 lease portfolio expectations + / - EPS 8 bps change in NCOs 0.07 57 bps change in Retail Loan Yield 0.52 Preferred Dividend Savings ('16 vs. '17) 0.07 Ally vehicle prices decline 4% instead of 5%(1) 0.07 $700 million of share repurchases 0.16 Replacing $2 billion of unsecured debt with deposits 0.11

24 CONFIDENTIAL Supplemental

Supplemental

Notes on non-GAAP and other financial measures

Estimated risk-adjusted retail auto yield	2Q 16	1Q 16	4Q 15	3Q 15	2Q 15
Estimated originated yield	5.83%	5.85%	5.53%	5.27%	5.28%
Estimated net annualized average loss rate ("NAALR")	-1.24%	-1.17%	-1.17%	-1.09%	-1.12%
Estimated risk-adjusted retail auto yield	**4.60%**	**4.68%**	**4.36%**	**4.18%**	**4.16%**

***Estimated risk-adjusted retail auto yield** is a forward-looking non-GAAP financial measure that management believes is helpful to readers in evaluating the estimated profitability of loan originations during the period. Estimated risk-adjusted retail auto yield is determined by calculating the estimated average annualized yield less the estimated net average annualized loss rate (NAALR) for loans originated during the period, using yield and loss expectations at origination. We believe this metric, and the changes to this metric, are also useful to investors in assessing the pricing of loans originated during the period and in comparing the profitability of loan originations across periods and against the overall current portfolio of loans.*

1) ***Portfolio sensitivity to stress scenarios:***

   a) ***Weaker Growth:*** *The unemployment rate increases steadily until Q2-2019 and increases a total of 1.4 pp from the start of the scenario. At the fastest rate, the unemployment rate increases 0.6 pp Y/Y. After Q2-2019, the rate starts to walk back to the baseline and reaches it by 2024. Home prices increase initially and rise 2.0% Y/Y in the first year of the scenario. However, home values then start to decline and by Q2-2019 are 0.3% lower than the start of the scenario. After Q2-2019, home values start to walk back to the baseline and reach the baseline by 2024. Used vehicle values experience a 10% decline by the end of 2017 and deterioration continuing an additional 3.5% by the end of 2018 for a total decline of 13.5% from current levels.*

   b) ***Mild Recession:*** *The unemployment rate increases 1.4 pp from the start of the scenario to reach 6.3% by Q3-17 and it does not start to decline until Q3-19. Once it starts to decline, it does so at a rate of 0.4 pp Y/Y and reaches the baseline by 2026. House values decline 3.5% peak to trough and reach the trough in Q2-17. After which, they start to increase and regain all losses by Q4-19 and rejoin the baseline in 2026. Used vehicle values experience a 10.5% decline by the end of 2017 with a slowdown in the decline during 2018. By the end of 2018, values down 12.5% from current levels.*

   c) ***No Growth:*** *The unemployment rate increases steadily until Q2-2019 and increases a total of 2.8 pp from the start of the scenario. At the fastest rate, the unemployment rate increases 1.1 pp Y/Y. After Q2-2019, the rate starts to walk back to the baseline and reaches it by 2026. Home prices decline throughout the scenario trough Q2-2019 for a cumulative total loss of 7.7% and a maximum Y/T decline of 3.8% in Q3-2018. After Q2-2019, home values start to walk back to the baseline and reach the baseline by 2026. Used vehicle values experience a 11.5% decline by 2017 and an additional 3.5% decline during 2018. Total decline in Used vehicle values by the end of 2018 is 15%.*

   d) ***Adverse:*** *The unemployment rate increases 2.5 pp six quarters after the start of the scenario and increases at a rate of 2.2 pp Y-Y at its peak. The decline in the unemployment rate is relatively slow but starts walking back to the baseline at a rate of around 0.4% Y-Y and reaches the baseline by 2024. Home prices lose 12% by the trough of the adverse scenario and at the fastest rate are losing 6.6% Y/Y, which occurs in Q4-2017. They start to recover on a Y/Y basis by Q3-201, regain all losses by 2021 and reach the baseline by 2024. Based on strong declines in unemployment and GDP, vehicle values will fall by 11% by the end of 2017 and hold steady through the end of 2018.*

   e) ***Severely Adverse:*** *The unemployment rate increases rapidly, reaching a 4.3 pp Y-Y increase at its peak and 5.0 pp increase from the start of the scenario. The unemployment rate peaks 7 quarters after the start of the scenario and starts to decline. It does not reach the baseline until 2026 Home prices lose 25% of their value at the trough of the scenario, which occurs 11 quarters after the start of the scenario. At the fastest rate, house values are falling 14.3% Y/Y in Q2-2017 and start to recover on a Y/Y basis by Q3-2019. Home values regain all losses by 2022 and catch up to the baseline by 2026. Sharp decline in vehicle values of 13.5% by the end of 2017 before recovering 1.5% through the end of 2018.*

25

Ally Financial Inc. - Auto Lending and Risk Management

26 Ally Financial Inc. - Auto Lending and Risk Management Notes on non-GAAP and other financial measures Supplemental 2) U.S. consumer auto originations  New Retail Subvented – subvented rate new vehicle loans  New Retail Standard – standard rate new vehicle loans  Lease – new vehicle lease originations  Used – used vehicle loans  Growth – total originations from non-GM/Chrysler dealers 3) Net charge-off ratios are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.